UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2008

ARKADOS GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-27587	22-3586087
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

220 Old New Brunswick Road, Suite 202
Piscataway, NJ  08854
(Address of Principal Executive Offices)

(732) 465-9300
(Registrant's telephone number, including area code)

N/A
(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.24d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c))I

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers’ Compensatory Arrangements of Certain Officers.

On August 22, 2008, the appointment of Harris Cohen as a director of Arkados Group, Inc. became effective pursuant to a board resolution adopted at a meeting held on August 16, 2008.

Mr. Cohen is President of Cooper Barrons, Inc., a private investment firm and hedge fund manager, since 2002.  In 2008, he served as interim General Manager, CFO and consultant to Netanya, Inc, owner of Return to Eden, an organic healthfood store in Atlanta, Georgia.  From 1997 through 2001, he was Portfolio Manager for the Bear Stearns Small Cap Mutual Fund and Institutional Funds.  His fund was acknowledged as one of the top five small cap funds over five years based on consistency of outperformance by USA Today.  Before that, he was a Senior Equity Analyst at Furman Selz LLC from 1994-1996.  Mr. Cohen received his MBA from NYU Stern School of Business in 1993.  He graduated from Phillip Crosby’s Quality Management College.  Prior to Graduate School, Mr. Cohen worked for Coca-Cola and Barron’s Department Stores.  He received a BBA from the University of Georgia in 1984.

Item 9.01.   Financial Statements and Exhibits.

None.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARKADOS GROUP, INC.

Date: August 27, 2008	By:	/s/ Barbara Kane-Burke
Barbara Kane-Burke
Chief Financing Officer

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